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                                                                    Exhibit 99.1


                              [COMPANY LETTERHEAD]


FOR IMMEDIATE RELEASE

Contact:  William J. Evanson
           Executive Vice President & Chief Financial Officer
           (440) 720-3301

                   ANTHONY & SYLVAN POOLS CORPORATION REPORTS
             THIRD QUARTER RESULTS AND ANNOUNCES 10% STOCK DIVIDEND

Mayfield Village, Ohio (October 25, 2002) - Anthony & Sylvan Pools Corporation (NASDAQ: SWIM) today announced results for its third quarter ended September 30, 2002. Net sales were $50,626,000, a decrease of 11.4% from the third quarter 2001 sales of $57,118,000. Net income for the third quarter was $177,000 compared with $1,681,000 for the same period last year. On a per share basis, adjusted for a 10% stock dividend distributed in May 2002, diluted earnings per share of $0.03 compares with $0.32 per share recorded in the third quarter ended September 30, 2001. For the nine months ended September 30, 2002, revenues of $142,291,000 compared with $151,892,000 last year, a 6.3% decrease. Net income for the nine months was $310,000 compared with $2,689,000 in the prior year. Diluted earnings per share for the nine-month period of $0.06 compared with $0.51 per share reported last year.

Included in the results for the third quarter and nine months is a $1,170,000 pre-tax restructuring charge for the previously announced decision to close its swimming pool installation divisions in the Orlando and Southeastern Florida markets. In addition, those divisions had combined operating losses of ($800,000) and ($500,000) for the third quarter ended September 30, 2002 and 2001, respectively, and operating losses of ($2,600,000) and ($1,500,000) for the nine months ended September 30, 2002 and 2001, respectively.

Commenting on the results, Stuart D. Neidus, Anthony & Sylvan's Chairman and Chief Executive Officer, said, "The wind-down of the closings of our Orlando and Southeastern Florida swimming pool installation divisions is going well and should be, for the most part, completed before the end of the year. At that time, we will account for those operations as discontinued. Our continuing businesses, while still experiencing the effect of consumer restraint and price sensitivity, saw third quarter bookings of sales contracts increase over last year."

Mr. Neidus commented on the outlook for the remainder of the year by stating, "For the fourth quarter, our results will be affected by the wind-down of operations in the two Florida divisions that are closing. Once the wind-down is completed, we can fully redirect our financial and intellectual assets to markets and growth strategies that can yield levels of return consistent with our long-term goal of increasing shareholder value." He also noted that the Company continues to maintain a strong balance sheet, with over $30 million in equity and no debt at September 30, 2002.

Mr. Neidus also announced that the Company's Board of Directors has declared a 10 percent stock dividend payable on November 29, 2002 to shareholders of record on November 15, 2002. Commenting on the dividend action, Mr. Neidus said, "Our Board again has indicated its confidence in the long-term potential for Anthony & Sylvan. This stock dividend is another step toward increasing the liquidity of our stock."

Anthony & Sylvan (www.anthonysylvan.com) operates in the leisure industry, offering in-ground, concrete residential swimming pools, spas and related products to its customers. The Company serves its customers through a network of over 40 sales design centers in 23 geographic markets in 16 states. It also sells pool-related consumables, replacement parts, equipment and supplies through retail service centers.

This press release contains statements that are forward-looking, as that term is defined by the Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission in its rules, regulations, and releases. The Company intends that such forward-looking statements be subject to the safe harbors created thereby. The Company assumes no obligation to update or revise any such statements, whether as a result of new information or otherwise. All forward-looking statements are based on current expectations regarding important risk factors, including but not limited to: dependence on existing management; consumer spending; market conditions and weather. A number of those risks, trends and uncertainties are discussed in the Company's SEC reports, including the Company's annual report on Form 10-K and quarterly reports on Form 10-Q. Accordingly, actual results may differ from those expressed in the forward-looking statements, and the making of such statements should not be regarded as a representation by the Company or any other person that results expressed therein will be achieved.


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               ANTHONY & SYLVAN POOLS CORPORATION AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)



                                                   SEPTEMBER 30,  DECEMBER 31,
                                                       2002          2001
                                                   -------------  ------------
ASSETS

Current Assets:
        Cash and cash equivalents...................  $ 3,280      $   351
        Contract receivables, net...................    7,077       16,897
        Inventories, net............................    6,967        5,799
        Prepayments and other.......................    2,187        2,346
        Deferred income taxes.......................    2,463        2,037
                                                      -------      -------
           Total current assets.....................   21,974       27,430

Property, plant and equipment, net..................    8,314        9,307
Goodwill, net.......................................   26,276       26,276
Deferred income taxes...............................     --            146
Other...............................................    2,872        2,839

                                                      -------      -------
           Total Assets.............................  $59,436      $65,998
                                                      =======      =======


LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities:
        Current maturities of long-term debt........  $  --        $     5
        Accounts payable............................    7,546        7,383
        Accrued expenses............................   15,601       13,029
        Accrued income taxes........................       83           67
                                                      -------      -------
           Total current liabilities................   23,230       20,484

Long-Term Debt......................................     --          7,550
Deferred Income Tax Liabilities.....................      257         --
Other Long-Term Liabilities.........................    2,393        2,335

Commitments and Contingencies                            --           --

Shareholders' Equity................................   33,556       35,629
                                                      -------      -------
Total Liabilities and Shareholders' Equity .........  $59,436      $65,998
                                                      =======      =======


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                       ANTHONY & SYLVAN POOLS CORPORATION
            UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
         FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2002 AND 2001
                  (Dollars in thousands, except per share data)



                                 Three Months Ended         Nine Months Ended
                                    September 30,             September 30,
                                  2002         2001         2002         2001
                                --------     --------     --------     --------


Net sales.....................  $ 50,626     $ 57,118     $142,291     $151,892

Cost of sales.................    36,607       41,251      103,349      109,421
                                --------     --------     --------     --------

  Gross profit................    14,019       15,867       38,942       42,471

Operating expenses(a).........    12,503       13,186       37,061       38,399
Restructuring charge..........     1,170         --          1,170         --
                                --------     --------     --------     --------

Income from operations........       346        2,681          711        4,072

Interest and other expense....        63            1          215          140
                                --------     --------     --------     --------

  Income before income taxes..       283        2,680          496        3,932

Provision for income taxes....       106          999          186        1,243
                                --------     --------     --------     --------

  Net income..................  $    177     $  1,681     $    310     $  2,689
                                ========     ========     ========     ========


Earnings per share:

  Basic.......................  $   0.03     $   0.33     $   0.06     $   0.53
                                ========     ========     ========     ========

  Diluted.....................  $   0.03     $   0.32     $   0.06     $   0.51
                                ========     ========     ========     ========


Average shares outstanding:

  Basic.......................     4,754        5,098        4,934        5,111
                                ========     ========     ========     ========

  Diluted.....................     4,816        5,233        4,996        5,245
                                ========     ========     ========     ========




(a) Includes a non-cash deferred compensation credit of $575 and goodwill amortization expense of $553 in the nine months ended September 30, 2001, and goodwill amortization expense of $185 in the three months ended September 30, 2001.


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               ANTHONY & SYLVAN POOLS CORPORATION AND SUBSIDIARIES
                 UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
              FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2002 AND 2001
                             (Dollars in thousands)

                                                        2002          2001
                                                      --------      --------
Cash Flows from Operating Activities:
   Net income.......................................  $    310      $  2,689
   Adjustments to reconcile net income to
   net cash provided by operating activities:
     Depreciation and amortization..................     2,201         2,566
     Non-cash deferred stock compensation...........        92          (575)
     Deferred income taxes..........................       (23)         (231)
     Other..........................................      (142)           24
   Changes in operating assets and liabilities net of assets acquired:

     Contract receivables...........................     9,820         2,749
     Inventories....................................    (1,168)         (923)
     Prepayments and other..........................       159            56
     Accounts payable...............................       163         2,911
     Accrued and other expenses.....................     2,588         3,496
                                                      --------      --------
       Cash provided by operating activities........    14,000        12,762
                                                      --------      --------

Cash Flows from Investing Activities:
   Additions to property, plant and equipment.......    (1,390)       (2,423)
   Other............................................       353           (15)
                                                      --------      --------
       Cash used in investing activities............    (1,037)       (2,438)
                                                      --------      --------

Cash Flows from Financing Activities:
   Repayment of long-term debt......................    (7,555)       (1,293)
   Proceeds from exercise of stock options..........        34          --
   Proceeds from issuance of shares.................      --             530
   (Purchase) of treasury shares....................    (2,513)       (2,315)
                                                      --------      --------
       Cash used in financing activities............   (10,034)       (3,078)
                                                      --------      --------
Increase in Cash and Cash Equivalents...............     2,929         7,246
Cash and Cash Equivalents:
   Beginning of period..............................       351           422
                                                      --------      --------
   End of period....................................  $  3,280      $  7,668
                                                      ========      ========

Supplemental Cash Flow Information:
   Interest paid....................................  $    192      $    147
   Income taxes (refunded)/paid.....................  $   (399)     $    599